exhibit 10.9

FORM OF
SUBSCRIPTION AND SUPPORT AGREEMENT

This SUBSCRIPTION AND SUPPORT AGREEMENT (this “Agreement”), dated as of November 14, 2013, is made by and between Blue Eagle Holdings, L.P., a Delaware limited partnership (“Parent”), and the undersigned shareholder of the Company (the “Investor”). Parent and the Investor are sometimes individually referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement (as defined herein).

RECITALS

A.           Immediately following the execution and delivery of this Agreement, Parent, Innotrac Corporation, a Georgia corporation (the “Company”), and Blue Eagle Acquisition Sub, Inc., a Georgia corporation and a wholly-owned subsidiary of Parent (“Purchaser”), will enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”).

B.           On the terms and subject to the conditions set forth in the Merger Agreement, (i) Purchaser will commence a tender offer to purchase (the “Offer”) all of the issued and outstanding shares of common stock of the Company, par value $0.10 per share (the “Common Stock”), at an offer price equal to the Offer Price payable to the seller in cash, without interest, subject to withholding of taxes required by applicable Law and (ii) following the consummation of the Offer and at the Effective Time, Purchaser will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation, whereby each issued and outstanding share of Common Stock (other than Excluded Shares) will be converted into the right to receive the Common Merger Consideration payable to the seller in cash, without interest, subject to withholding of taxes required by applicable Law.

C.           The Investor beneficially owns the number of shares of Common Stock set forth opposite the Investor’s name on Schedule I hereto under the heading “Investor Owned Shares” (such shares of Common Stock, together with any other shares of Common Stock the beneficial ownership of which is directly or indirectly acquired by the Investor until the termination of this Agreement pursuant to the terms hereof, are collectively referred to herein as the “Investor Owned Shares”).

D.           At the Subscription Closing (as defined herein), the Investor will acquire from Parent, and Parent will issue and deliver to the Investor the number of shares of Preferred Units in Investor (“Preferred Units”) set forth opposite the Investor’s name on Schedule I hereto under the heading “Purchased Units” (such Preferred Units, the “Purchased Units”). Such transaction is hereby referred to as the “Subscription.”

E.           In order to facilitate the transactions contemplated by this Agreement in accordance with the requirements of Rule 14d-10(a)(2) promulgated under the Exchange Act with respect to the Offer, the Investor will not tender any of the Investor Owned Shares in connection with the Offer.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

SUBSCRIPTION

Section 1.1           Subscription. Upon the terms and subject to the conditions of this Agreement, at the Subscription Closing, (a) Parent will issue and deliver to the Investor the Purchased Units free and clear of all Liens other than any such Lien arising hereunder and any applicable restriction on transfer under applicable securities Law, and (b) in consideration for such Purchased Units, the Investor will make a capital contribution to Parent in the aggregate amount of __________. Such capital contribution shall be made by wire transfer of immediately available funds at the Subscription Closing.

Section 1.2           Subscription Closing. Subject to the satisfaction or waiver of the conditions to the Subscription set forth in Section 1.3, the closing of the Subscription (the “Subscription Closing”) will take place immediately after Purchaser’s acceptance of the shares of Common Stock tendered pursuant to the Offer at the offices of Kilpatrick Townsend & Stockton LLP, 1100 Peachtree Street NE, Suite 2800, Atlanta, Georgia 30309-4528. At the Subscription Closing, the Investor will deliver or cause to be delivered to Parent a counterpart signature page to the Amended and Restated Limited Partnership Agreement of Parent, in substantially the form attached hereto as Exhibit A (the “Limited Partnership Agreement”). Upon receipt of the foregoing deliveries by Parent, and effective as of the Subscription Closing, the Investor will be admitted as a limited partner of Parent. The rights, privileges and preferences of the Purchased Units issued to the Investor shall be as set forth in the Limited Partnership Agreement. The date upon which the Subscription Closing occurs is the “Subscription Closing Date”.

Section 1.3           Conditions to Subscription.

(a)           Conditions to Parent’s Obligations. The obligations of Parent to consummate the Subscription are subject to the satisfaction or waiver by Parent of the following conditions:

(i)           all of the conditions to the consummation of the Merger under the Merger Agreement shall have been satisfied;

(ii)          the representations and warranties of the Investor contained in Article IV of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Subscription Closing Date with the same force and effect as if made on and as of such date;

(iii)         the Investor shall have performed in all material respects all of its obligations under this Agreement required to be performed by it at or prior to the Subscription Closing; and

(iv)         no Restraint shall be in effect enjoining, restraining, preventing or prohibiting the consummation of the Subscription or making the consummation of the Subscription illegal.

(b)           Conditions to Investor’s Obligations. The obligations of the Investor to consummate the Subscription are subject to the satisfaction or waiver by the Investor of the following conditions:

(i)         all of the conditions to the consummation of the Merger under the Merger Agreement shall have been satisfied;

(ii)         the representations and warranties of Parent contained in Article V of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Subscription Closing Date with the same force and effect as if made on and as of such date;

(iii)        Parent shall have performed in all material respects all of its obligations under this Agreement required to be performed by it at or prior to the Subscription Closing; and

(iv)        no Restraint shall be in effect enjoining, restraining, preventing or prohibiting the consummation of the Subscription or making the consummation of Subscription illegal.

ARTICLE II

COVENANTS REGARDING INVESTOR OWNED SHARES

Section 2.1           Agreement Not to Tender. The Investor agrees that he shall not, without the prior written consent of Parent, directly or indirectly, tender the Investor Owned Shares into the Offer in any manner. The Investor agrees to comply in all respects with Rule 14e-5 promulgated under the Exchange Act (notwithstanding whether the Investor would be subject to Rule 14e-5).

Section 2.2           Voting Agreement.

(a)          From and after the date hereof, at any meeting of the Company’s shareholders (or any adjournment or postponement thereof), however called, the Investor separately agrees to vote (or cause to be voted) in person or by proxy all of the Investor Owned Shares:

(i)          in favor of (and shall provide written consent to) the approval of the Merger Agreement and the Transaction (and in favor of any actions and proposals required, or submitted for approval at any meeting of the Company shareholders, in furtherance thereof);

(ii)         against (and shall not provide any written consent to) any proposal presented to the Company’s shareholders for approval at any meeting of the Company’s shareholders, or any written consent in lieu thereof, if the action, transaction or agreement that is the subject of such proposal, following approval by the Company’s shareholders would reasonably be expected, directly or indirectly, to result in a breach by the Company of any covenant, representation, warranty or other obligations of the Company set forth in the Merger Agreement; and

(iii)        against (and shall not provide any written consent to) the following actions or proposals (other than the Transaction): (A) any Takeover Proposal; (B) the adoption of any Acquisition Agreement or any other agreement relating to a Takeover Proposal, (C) any nominee for election to the Board other than (x) a Person nominated by the Board or any committee thereof and/or (y) Scott D. Dorfman; or (D) any other action or proposal to be voted upon by the Company’s shareholders at any meeting of the Company’s shareholders, or any written consent in lieu thereof, if such action or proposal would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transaction.

(b)         The Investor agrees to cause the Investor Owned Shares to be duly counted for purposes of determining that a quorum is present and for purposes of recording the results of any vote or consent required pursuant to Section 2.2(a).

(d)          Parent acknowledges that the Investor has entered into this Agreement solely in the Investor’s capacity as the record or beneficial owner of the Investor Owned Shares (and not in any other capacity, including any capacity as a director or officer of the Company). Nothing herein shall limit or affect any actions taken by the Investor in the Investor’s capacity as a director or officer of the Company, or require the Investor to take any action in the Investor’s capacity as a director or officer of the Company. Without limiting the foregoing, and for the avoidance of doubt, nothing in this Section 2.2(c) shall affect any of the rights or remedies of Parent and Purchaser under the Merger Agreement or relieve the Company from any breach or violation of the Merger Agreement caused by any action or omission of the Investor (in the Investor’s capacity as a director or officer of the Company or otherwise).

Section 2.3           Irrevocable Proxy.

(a)          In furtherance of the Investor’s agreements in Sections 2.1 and 2.2 of this Agreement, the Investor hereby appoints Parent and Parent’s designees, and each of them individually, as the Investor’s proxy and attorney-in-fact (with full power of substitution) (the “Proxyholders”), for and in the name, place and stead of the Investor, to vote all Investor Owned Shares owned by the Investor (at any meeting of the Company’s shareholders (or any adjournment or postponement thereof), however called), or to execute one or more written consents in respect of the Investor Owned Shares with respect to the matters described in Section 2.2(a) of this Agreement. If the Investor fails for any reason to be counted as present or to vote (including by written consent, if applicable) the Investor Owned Shares in accordance with the requirements of Section 2.2(a) above, then Parent shall have the right to cause to be present or vote the Investor Owned Shares in accordance with the provisions of Section 2.2(a). The Proxyholders may not exercise this irrevocable proxy on any matter except as provided above. The Investor may vote the Investor Owned Shares on all other matters.

(b)          The proxy granted pursuant to Section 2.3(a) shall (i) be valid and irrevocable until the valid termination of this Agreement in accordance with (or as otherwise provided in) Article VI hereof and (ii) automatically terminate upon the valid termination of this Agreement in accordance with (or as otherwise provided in) Section 6.1 hereof. The Investor represents that any and all other proxies and powers of attorney heretofore given in respect of the Investor Owned Shares are revocable, and that such other proxies have been revoked. The Investor affirms that the foregoing proxy is: (A) given (I) in connection with the execution of the Merger Agreement and (II) to secure the performance of the Investor’s duties under this Agreement, (B) coupled with an interest and may not be revoked except as otherwise provided in this Agreement and (C) intended to be irrevocable prior to valid termination of this Agreement or as otherwise provided in Section 6.1 hereof. All authority herein conferred shall survive the death, bankruptcy or incapacity of the Investor and shall be binding upon the heirs, estate, administrators, personal representatives, successors and assigns of the Investor.

Section 2.4           Documentation and Information. The Investor (i) consents to and authorizes the publication and disclosure by Parent of the Investor’s identity and holdings of the Investor Owned Shares and the nature of the Investor’s commitments, arrangements and understandings under this Agreement, in any press release, the Offer Documents or any other disclosure document required in connection with the Transaction, and (ii) will use reasonable best efforts to give to Parent, as promptly as practicable, any information reasonably related to the foregoing as it may reasonably require for the preparation of any such disclosure documents. The Investor will use reasonable best efforts to notify Parent, as promptly as practicable, of any required corrections with respect to any written information supplied by the Investor specifically for use in any such disclosure document, if and to the extent the Investor becomes aware that any such information has become false or misleading in any material respect.

Section 2.5           Other Actions. The Investor agrees not to enter into any agreement or commitment with any Person the effect of which would, or would reasonably be expected to, violate, be inconsistent with or otherwise frustrate the purposes of the provisions and agreements set forth in this Article II.

ARTICLE III

STANDSTILL AND NON-SOLICITATION

Section 3.1           Standstill in Respect of Investor Owned Shares. The Investor hereby agrees that, from and after the date hereof until the earlier of the Effective Time and the valid termination of the Merger Agreement, the Investor shall not, directly or indirectly, unless (i) specifically requested by Parent in writing or (ii) expressly contemplated by the terms of this Agreement or the Merger Agreement:

(a)          sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a “Transfer”), or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any or all of the Investor Owned Shares; provided that this Section 3.1(a) shall not limit or preclude the Investor’s right to Transfer any Investor Owned Shares to any Permitted Transferee solely for estate planning or charitable purposes, provided that, (i) the Investor provides at least three Business Days advance written notice to Parent of such proposed transfer (including providing such other information and documentation related to the proposed Permitted Transferee as Parent may reasonably request), (ii) such Permitted Transferee agrees in a written agreement with Parent in form and substance satisfactory to Parent, in its reasonable discretion, to hold the Investor Owned Shares pursuant to, and to be bound by, the terms and conditions of this Agreement as an “Investor” hereunder, and to make each of the representations and warranties (which may be made in reliance upon a certificate from the Investor) hereunder in respect of the Investor Owned Shares transferred as the Investor shall have made hereunder and (iii) an opinion, in form and substance reasonably acceptable to Parent, of counsel that is knowledgeable in securities matters to the effect that such Transfer was made in accordance with applicable securities Laws and that this Agreement is binding upon and enforceable against such Permitted Transferee; provided, further, in the event that any proposed Permitted Transferee does not comply with the obligations imposed hereunder with respect to the Investor Owned Shares purported to be transferred to such Person, such transfer shall be deemed null and void ab initio;

(b)          acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any assets of the Company or any Company Subsidiary;

(c)          make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the Securities and Exchange Commission) to vote or consent to, or otherwise take any action intended to advise or influence any Person with respect to the voting of, or giving consent with respect to, any voting securities of the Company, other than in support of the Transaction and the Merger Agreement;

(c)          make any public announcement with respect to, or submit a proposal for, or offer for (with or without conditions) any extraordinary transaction involving the Company, any Company Subsidiary or their securities or assets;

(d)          form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) in connection with any of the foregoing;

(e)          seek, in any way which may be reasonably likely to require, involve or trigger public disclosure of such request pursuant to applicable Law, to have any provision of this Section 3.1 amended, modified or waived; or

(f)          otherwise take, directly or indirectly, any actions with the purpose of avoiding or circumventing any provision of this Section 3.1 or which would reasonably be expected to have the effect of preventing, impeding, interfering with or adversely affecting the consummation of the Transaction or its ability to perform the Investor’s obligations under this Agreement.

Any action taken in violation of the foregoing shall be null and void ab initio.

Section 3.2           Dividends, Distributions, Etc. in Respect of Investor Owned Shares; Additional Investor Owned Shares. In the event of a share dividend or share distribution, or any change in the shares of Common Stock by reason of any share dividend or share distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Investor Owned Shares” shall be deemed to refer to and include the Investor Owned Shares as well as all such share dividends and share distributions and any securities into which or for which any or all of the Investor Owned Shares may be changed or exchanged or which are received in such transaction. The Investor hereby agrees, during the term of this Agreement, to promptly notify Parent of any new shares of Common Stock acquired by the Investor, if any, after the execution of this Agreement. Any such shares of Common Stock shall be subject to the terms of this Agreement as though owned by the Investor on the date of this Agreement.

Section 3.3           Competing Proposals in Respect of Investor Owned Shares.

(a)          The Investor shall not, and shall use reasonable best efforts to ensure that each of the Investor’s Representatives and Affiliates do not, directly or indirectly: (i) solicit or initiate, or knowingly facilitate or encourage (including by way of providing information), any inquiries, proposals or offers that constitute, or that would reasonably be expected to lead to, a Takeover Proposal; (ii) participate in any negotiations regarding, or furnish to any person (other than Parent, the Company, any other Investor or any Representatives of the Investor, Parent, the Company or any other Investor) any nonpublic information with respect to, any Takeover Proposal; or (iii) engage in discussions with any Person (other than Parent, the Company, any other Investor or any Representatives of the Investor, Parent, the Company or any other Investor) with respect to any Takeover Proposal. Notwithstanding the foregoing, nothing in this Agreement shall prohibit an Investor (A) who is an officer or director of the Company from taking any action in the Investor’s capacity as an officer or director of the Company that is permitted to be taken by an officer or director of the Company under Section 4.02 of the Merger Agreement and (B) from engaging in discussions with a third party that the Company is permitted to engage in discussions with regarding a Takeover Proposal or Acquisition Transaction pursuant to Section 4.02(c) or 4.02(g) of the Merger Agreement regarding the Investor’s equity participation, investment or reinvestment in a Takeover Proposal or an Acquisition Transaction; provided that prior to the termination of this Agreement, no Investor will enter into any agreement with respect to any of the foregoing.

(b)          If the Investor, or any of the Investor’s Representatives, at any time during the period beginning on the date hereof and ending on the valid termination of this Agreement, receives any bona fide Takeover Proposal (or any other inquiry regarding a potential Takeover Proposal) from a potential bidder or its Representatives, then the Investor shall promptly: (i) advise the Company and Parent in writing of such Takeover Proposal or inquiry (including the identity of the Person making or submitting such Takeover Proposal or inquiry and the material terms and conditions thereof); and (ii) provide the Company and Parent with copies of all documents and other written communications received by the Investor setting forth the terms and conditions of such Takeover Proposal or inquiry.

(c)          The Investor shall, and shall ensure that each of the Investor’s Representatives and Affiliates (if applicable), immediately terminate and cause to be terminated any existing solicitation by the Investor or the Investor’s Representatives or Affiliates of, or discussions or negotiations between the Investor or the Investor’s Representatives or Affiliates and, any Person relating to any Takeover Proposal, and the Investor shall be responsible for any breach of this Agreement by the Investor’s Representatives or Affiliates.

(d)          The Investor agrees to promptly inform each of the Investor’s Representatives and the Representatives of the Investor’s Affiliates’ of the obligations undertaken in this Article III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to Parent as follows:

Section 4.1           Binding Nature of Agreement. This Agreement has been duly and validly executed and delivered by the Investor and, assuming that this Agreement constitutes the valid and binding agreement of Parent, constitutes the valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 4.2           Ownership of Shares. As of the date hereof, the Investor beneficially owns the number of Investor Owned Shares set forth opposite the name of the Investor on Schedule I hereto under the heading “Investor Owned Shares”. Such Investor has the sole power to vote (or cause to be voted) the Investor Owned Shares and has good and valid title to the Investor Owned Shares, free and clear of any and all Liens, other than those created by this Agreement or restrictions on transfer arising under applicable securities Law.

Section 4.3           No Conflicts. Neither the execution and delivery of this Agreement by the Investor, nor the consummation by the Investor of the transactions contemplated hereby, will result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Investor is a party or by which the Investor or any of the Investor Owned Shares or the Investor’s assets may be bound, or (ii) violate any applicable Law, except, with respect to any of the foregoing clauses (i) and (ii), as does not and would not reasonably be expected to impair the Investor’s ability to perform the Investor’s obligations under this Agreement.

Section 4.4           Investment Intent. The Investor is acquiring the Purchased Units for the Investor’s own account, for investment only, and not with a view to any resale or public distribution thereof. The Investor agrees that the Investor will not offer to sell or otherwise dispose of the Purchased Units to be held by it in violation of any applicable Law. Each the Investor acknowledges that (a) the Purchased Units have not been registered under the Securities Act, or any state or foreign securities Laws, (b) there is no public market for the Purchased Units and there can be no assurance that a public market shall develop, (c) the Purchased Units are subject to the restrictions on transfer set forth in the Limited Partnership Agreement and (d) the Investor must bear the economic risk of its investment in the Purchased Units to be held by it for an indefinite period of time. The Investor has all requisite legal power and authority to acquire the Purchased Units in accordance with the terms of this Agreement and is an “accredited investor” within the meaning of the Rule 501 promulgated under the Securities Act. Such Investor has been given the opportunity to consult with independent legal counsel regarding the Investor’s rights and obligations under the Limited Partnership Agreement, has read and fully understands the terms and conditions contained in the Limited Partnership Agreement, and intends for such terms to be binding and enforceable upon the Investor.

Section 4.5           Enforceability Against Spouses. If the Investor is a married individual and the Investor Owned Shares constitute community property or otherwise require spousal approval in order for this Agreement to be a legally valid and binding obligation of the Investor, this Agreement has been duly executed and delivered by Investor’s spouse and constitutes a legally valid and binding obligation of the Investor’s spouse, enforceable against the Investor’s spouse in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 4.6           Reliance by Parent. Such Investor understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Investor’s execution and delivery of this Agreement and the representations and warranties of the Investor contained herein. Such Investor understands and acknowledges that the Merger Agreement governs the terms of the Merger and the Transaction.

The Investor that is a non-natural person further severally and not jointly represents and warrants to Parent as follows:

Section 4.7           Due Organization. Such Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation.

Section 4.8           Authority Relative to This Agreement. Such Investor has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Investor of the transactions contemplated hereby have been duly and validly authorized by the board of directors, general partner or similar governing body of the Investor, and no other corporate proceedings on the part of the Investor are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 4.9           No Conflicts. Neither the execution and delivery of this Agreement by the Investor, nor the consummation by the Investor of the transactions contemplated hereby, will conflict with or result in any breach of the organizational documents of the Investor.

ARTICLE V
REPRESENTATION AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Investor as follows:

Section 5.1           Due Organization. Parent is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware.

Section 5.2           Authority Relative to This Agreement. Parent has the requisite limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by the general partner of Parent, and no other limited partnership proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and, assuming that this Agreement constitutes the valid and binding agreement of the Investor, constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 5.3           No Conflicts. Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, will (i) conflict with or result in any breach of the governing documents of Parent; (ii) require any Permit from any Governmental Authority; (iii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Parent is a party, or (iv) violate any applicable Law, except, with respect to any of the foregoing clauses (i) through (iv), as does not and could not reasonably be expected to impair Parent’s ability to perform its obligations under this Agreement.

Section 5.4           Valid Issuance of Purchased Units. Assuming the truth and accuracy of the representations and warranties set forth in Section 4.4, when issued and delivered on the Subscription Closing Date, the Purchased Units shall be validly issued and fully paid and shall have been issued in compliance with the Securities Act and applicable state securities Laws.

ARTICLE vi

termination

Section 6.1           Termination.

(a)          Subject to Section 6.1(b), this Agreement shall terminate (except for Article VI and Article VII, which shall survive such termination), without further action by any of the parties hereto, and none of Parent or the Investor shall have any rights or obligations under this Agreement, immediately upon the earliest to occur of: (i) the termination of this Agreement by mutual written consent of Parent and the Investor, (ii) the termination of the Merger Agreement in accordance with its terms (provided, however, that the Investor’s obligations under Section 2.2(a)(iii) and Section 3.3 shall survive for 18 months following any termination of the Merger Agreement by Parent pursuant to Section 7.01(c)(ii) of the Merger Agreement as a result of the Board effecting a Company Adverse Recommendation Change resulting from an Intervening Event) and (iii) the Effective Time of the Merger.

(b)          Notwithstanding Section 6.1(a), termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement prior to the termination of this Agreement.

ARTICLE vii

MISCELLANEOUS PROVISIONS

Section 7.1           Dissenters’ Rights. To the extent permitted by applicable Law, the Investor hereby waives and agrees not to exercise any rights to dissent from the Transaction that he, she or it may have under applicable Law.

Section 7.2           Further Actions. Each of the Parties agrees to use reasonable best efforts to do all things reasonably necessary to effectuate this Agreement.

Section 7.3           Waivers. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 7.4          Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail of a .pdf attachment) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 7.5           GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

Section 7.6           Venue and Exclusive Jurisdiction. Each of the Parties (a) consents to submit itself to the exclusive personal jurisdiction of the federal and state courts located in the State of Georgia situated in Fulton County, in the event any dispute arises out of this Agreement, (b) agrees that he, she or it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that he, she or it will not bring any action relating to this Agreement in any court other than the federal and state courts located in the State of Georgia situated in Fulton County. Each Party hereby (i) consents to service of process in any action between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by Georgia Law, (ii) agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified on the first page of this Agreement, will constitute good and valid service of process in any such action, and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

Section 7.7           Waiver of Jury Trial. Each Party hereby unconditionally and irrevocably waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any Proceeding arising out of this Agreement. Each party hereto certifies and acknowledges that (a) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver in the event of a legal action, (b) such {arty has considered the implications of this waiver, (c) such party makes this waiver voluntarily and (d) such {arty has been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 7.7.

Section 7.8           Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or e-mail of a .pdf attachment (provided that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.8):

If to Parent to:

c/o Sterling Fund Management, LLC
401 North Michigan Avenue, Suite 3300
Chicago, Illinois 60611
Attention: Office of General Counsel
Facsimile No.: (312) 465-7001 Email: aepstein@sterlingpartners.com with a copy to:

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
Attention:	Saul Rudo, Esq.
Jeffrey R. Patt, Esq.
Facsimile No. (312) 577-8870
Email: saul.rudo@kattenlaw.com jeffrey.patt@kattenlaw.com

If to the Investor, to:

with a copy to:

Ledbetter Wanamaker Glass LLP
1201 Peachtree St., Suite 1501
Atlanta, Georgia 30361
Attention: Bruce D. Wanamaker, Esq.
Facsimile No.: (404) 835-9540 Email: bwanamaker@lwglaw.com

Section 7.9           Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, or among the Parties with respect to the subject matter hereof. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the Parties’ rights, interests or obligations hereunder may be assigned or delegated, in whole or in part, by operation of law or otherwise, without the prior written consent of the other Parties, and any attempted assignment or delegation of this Agreement or any of such rights, interests or obligations by any Party without the other Parties’ prior written consent shall be void and of no effect; provided, however, that Parent may assign this Agreement to an Affiliate thereof; provided that, upon such assignment, Parent shall remain jointly and severally liable with its applicable Affiliate to the Investor for performing all of its obligations hereunder. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature. This Agreement is intended to create a contractual relationship between the Investor and Parent and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the Parties. Without limiting the generality of the foregoing, neither the Investor nor Parent, by entering into this Agreement, intends to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law with Parent or any other shareholder of the Company.

Section 7.10       Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction or Governmental Entity to be invalid, void or unenforceable in any situation in any jurisdiction, such holding shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability or application of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a suitable and equitable term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Section 7.11       Certain Interpretations. For purposes of this Agreement:

(a)         Unless otherwise specified, all references in this Agreement to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

(b)         The Article and Section captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(c)         Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders.

(d)         The words “include,” “includes” and “including,” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(e)         The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the Party drafting such agreement or document.

(f)          “Affiliate” means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(g)         “Permitted Transferee” means, with respect to the Investor (including any Permitted Transferee), any immediate family member of the Investor, any trust, partnership, corporation, limited liability company or other entity of which the beneficiaries or beneficial owners, as the case may be, are the Investor or Permitted Transferees, a trust or other entity for the benefit of any Person that is qualified as a charitable organization under Section 501(c)(3) of the Code, or a family foundation established by or on behalf of the Investor for the purpose of making charitable gifts or donations to Persons that are qualified as charitable organizations under Section 501(c)(3) of the Code.

(h)         “Representative” means, with respect to any Person, any director, officer, other employee, accountant, consultant, legal counsel, financial advisor, agent or other representative of such Person.

Section 7.12         Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Investor Owned Shares. All rights, ownership and economic benefits of and relating to the Investor Owned Shares shall remain vested in and belong to the Investor, and Parent shall have no authority to direct the Investor in the voting or disposition of any of the Investor Owned Shares, except as otherwise provided in this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed, as of the date first above written.

PARENT:

BLUE EAGLE HOLDINGS, L.P.

By:
Name:
Title:

INVESTOR:

Address:

Facsimile:

Spousal Consent to Subscription and Support Agreement

The undersigned (a) understands that, pursuant to the provisions of the Subscription and Support Agreement (the “Agreement”) to which this Spousal Consent is attached, _____________________ has agreed not to tender the Investor Owned Shares in the Offer and, upon the terms and subject to the conditions of the Agreement, to contribute and deliver to Parent all of the Investor Owned Shares, (b) understands that she may have a community property or other interest in the Investor Owned Shares, and (c) consents to such non-tender provisions and the Subscription and agrees to be bound by each and every provision of the Agreement. Capitalized terms used in this Spousal Consent and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Schedule I

Investor	Investor Owned Shares	Purchased Units

Exhibit A

Form of Amended and Restated Limited Partnership Agreement

[Incorporate by reference to Exhibit B to Exhibit 10.2 to the Current Report on Form 8-K
of Innotrac Corporation filed on November 15, 2013]